   As filed with the Securities and Exchange Commission on February 19, 1997

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                             CUC INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     06-0918165
  (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                   Identification No.)

                               ----------------

                               707 Summer Street
                          Stamford, Connecticut  06901
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                KNOWLEDGE ADVENTURE, INC. 1993 STOCK OPTION PLAN

                       INDIVIDUAL STOCK OPTION AGREEMENTS
                           (Full Title of the Plans)

                               ----------------

                                Cosmo Corigliano
               Senior Vice President and Chief Financial Officer
                             CUC INTERNATIONAL INC.
                               707 Summer Street
                          Stamford, Connecticut  06901
                                 (203) 324-9261
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               ----------------

                                With a copy to:
                           BRADFORD P. WEIRICK, ESQ.
                            Gibson, Dunn & Crutcher
                             333 South Grand Avenue
                         Los Angeles, California  90071
                                 (213) 229-7000

                               ----------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
          Title of Securities                Amount to       Proposed Maximum      Proposed Maximum     Amount of
            to be Registered               be Registered    Offering Price per        Aggregate        Registration
                                                                   Share          Offering Price (1)       Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share..   372,123 shares           (1)             $1,696,647.00         $515.00
===================================================================================================================

(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the price at which options may be exercised as follows: 87,485 shares of Common Stock at an exercise price of $6.317 per share; 6,866 shares of Common Stock at an exercise price of $12.634 per share; 8,756 shares of Common Stock at an exercise price of $4.0755 per share; 26,990 shares of Common Stock at an exercise price of $0.0255 per share; 80,526 shares of Common Stock at an exercise price of $0.0085375 per share; and 161,500 shares of Common Stock at an exercise price of $6.317 per share.
================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by CUC International Inc. (the "Company," "CUC International" or the "Registrant") with the Commission are incorporated herein by reference and made a part of this Registration Statement:

     (a) CUC International's Annual Report on Form 10-K for its fiscal year ended January 31, 1996, filed with the Commission on April 26, 1996;

     (b) CUC International's Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 1996, filed with the Commission on June 14, 1996;

     (c) CUC International's Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 1996, filed with the Commission on September 16, 1996;

     (d) CUC International's Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 1996, filed with the Commission on December 13, 1996;

     (e) CUC International's Current Reports on Form 8-K, filed with the Commission on February 21, 1996, February 22, 1996, March 12, 1996, April 22, 1996, August 5, 1996, August 14, 1996, September 17, 1996,
          September 19, 1996, September 26, 1996, October 7, 1996, October 28, 1996, January 22, 1997, January 31, 1997, February 4, 1997 and
          February 13, 1997, and all other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since January 31, 1996 and prior to the date of this Registration Statement; and

     (f) The description of the Company's Common Stock contained in CUC International's registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Jeffrey A. Gershowitz, Esq., has rendered an opinion on the validity of the securities being registered under the Plans pursuant to this Registration Statement. Mr. Gershowitz is a Vice President and Associate General Counsel of the Comp-U-Card Division of the Registrant. A copy of this opinion is attached as Exhibit 5 to this Registration Statement. Mr. Gershowitz holds shares of the Company's Common Stock and options to acquire shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     CUC International's By-Laws contain provisions that indemnify officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, CUC International's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to CUC International or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The Exhibit Index appears on page 7 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 18th day of February, 1997.

                          CUC INTERNATIONAL INC.

                        By:  /S/ WALTER A. FORBES
                             ----------------------------------
                             Walter A. Forbes
                             Chief Executive Officer and
                             Chairman of the Board of Directors

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                 TITLE                     DATE
      ---------                                 -----                     ----
/S/ WALTER A. FORBES             Chief Executive Officer and        February 18, 1997
-----------------------------       Chairman of the Board
Walter A. Forbes                    (Principal Executive Officer)

/S/ COSMO CORIGLIANO              Senior Vice President and         February 18, 1997
-----------------------------       Chief Financial Officer
Cosmo Corigliano                    (Principal Financial and
                                    Accounting Officer)

/S/ BARTLETT BURNAP               Director                          February 18, 1997
-----------------------------
Bartlett Burnap

/S/ T. BARNES DONNELLEY           Director                          February 18, 1997
-----------------------------
T. Barnes Donnelley

/S/ STEPHEN A. GREYSER            Director                          February 18, 1997
-----------------------------
Stephen A. Greyser

/S/ CHRISTOPHER K. McLEOD         Director                          February 18, 1997
-----------------------------
Christopher K. McLeod

/S/ BURTON C. PERFIT              Director                          February 18, 1997
-----------------------------
Burton C. Perfit

/S/ ROBERT P. RITTEREISER         Director                          February 18, 1997
-----------------------------
Robert P. Rittereiser

/S/ STANLEY M. RUMBOUGH, JR.      Director                          February 18, 1997
-----------------------------
Stanley M. Rumbough, Jr.

/S/ E. KIRK SHELTON               Director                          February 18, 1997
-----------------------------
E. Kirk Shelton

      SIGNATURE                                 TITLE                     DATE
      ---------                                 -----                     ----
/S/ JANICE G. DAVIDSON            Director                          February 18, 1997
-----------------------------
Janice G. Davidson

/S/ ROBERT M. DAVIDSON            Director                          February 18, 1997
-----------------------------
Robert M. Davidson

/S/ KENNETH A. WILLIAMS           Director                          February 18, 1997
-----------------------------
Kenneth A. Williams

                                 EXHIBIT INDEX

 4.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarterly period ended April 30, 1996 filed with the Commission on June 14, 1996 and incorporated herein by this reference).

 4.2 Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 33-44453) filed with the Commission on December 19, 1991 and incorporated herein by this reference).

 4.3   Knowledge Adventure, Inc. 1993 Stock Option Plan.

 4.4 Form of Knowledge Adventure, Inc. Stock Option Agreement under 1993 Stock Option Plan.

 4.5 Form of Knowledge Adventure, Inc. Stock Purchase Agreement under 1993 Stock Option Plan.

 4.6 Form of Stock Option Agreement with executive officer of Knowledge Adventure, Inc.

 4.7   Form of Stock Option Agreement with consultant of Knowledge Adventure,
       Inc.

   5 Opinion of Jeffrey A. Gershowitz, Esq. as to the legality of the securities to be registered.

  15   Letter re: Unaudited Interim Financial Information.

23.1   Consent of Jeffrey A. Gershowitz, Esq. (included in Exhibit 5 hereto).

23.2   Consent of Ernst & Young LLP.

23.3 Consent of Price Waterhouse LLP (relating to the Ideon Group, Inc. financial statements).

23.4 Consent of KPMG Peat Marwick LLP (relating to the Davidson & Associates, Inc. financial statements).

23.5 Consent of Deloitte & Touche LLP (relating to the Sierra On-Line, Inc. financial statements).

23.6 Consent of Deloitte & Touche LLP (relating to the Advance Ross Corporation financial statements).

  24 Power of Attorney (included on the signature page of this Registration Statement).